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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (Date of earliest event reported): JULY 19, 2001



                             TOWER AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



       1-12733                                           41-1746238
(Commission File Number)                    (I.R.S. Employer Identification No.)


                  4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 342-2310
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 9.           Furnished Information

         On July 19, 2001, the Registrant issued a press release disclosing its second quarter and six months operating results. A copy of this press release follows below:


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DATE: July 19, 2001

FROM:                                          FOR:
Padilla Speer Beardsley Inc.                   Tower Automotive, Inc.
224 Franklin Avenue West                       5211 Cascade Road S.E., Suite 300
Minneapolis, Minnesota 55404                   Grand Rapids, Michigan 49546

John Mackay (612) 871-8877                     Anthony Barone (616) 802-1600

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES OPERATING RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2001

         GRAND RAPIDS, Mich., July 19-- Tower Automotive, Inc. (NYSE: TWR), today announced operating results for the second quarter and six months ended June 30, 2001.
         For the second quarter of 2001, revenues were $642 million, a six percent decrease, compared with $681 million in the 2000 period. Operating income declined 42 percent to $44 million from $76 million reported last year. Net income for the second quarter of 2001 was $17 million, or 35 cents per diluted share outstanding, versus $39 million, or 68 cents per diluted share, in the comparable 2000 period.
         For the six months ended June 30, 2001, revenues were $1.3 billion, a seven percent decrease, compared with $1.4 billion in the same period for 2000. Operating income declined 45 percent to $82 million from $148 million reported last year. Net income for the six months ended June 30, 2001 was $30 million, or 63 cents per diluted share outstanding, versus $76 million, or $1.32 per diluted share, in the comparable 2000 period.
         In commenting on second-quarter and six-month results, Dug Campbell, president and chief executive officer of Tower Automotive, said, "The first half of 2001 has been an especially trying period for Tower Automotive and the industry in general. However, this in no way has deterred us in our zeal to improve our long-term financial stability and invested capital positioning. Despite the sales and earnings shortfall relative to the same periods of 2000, we have successfully strengthened our balance sheet by tightening up our financial processes. We have aggressively managed working capital to provide significant positive cash flows for debt reduction of $210 million during the second quarter 2001 and $163 million during the first half


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of 2001. We have remained compliant with our debt covenants for the first half of 2001 and are managing the business to ensure no relief from these covenants will be required.
         "As expected, we improved second quarter 2001 sales and net income by $14 million and $4 million, respectively, over first quarter 2001, with an increase in diluted earnings per share of seven cents per share (or 24 percent). We anticipate that our volumes for the balance of 2001 will continue to be stressed relative to 2000 and initial 2001 expectations; however, we will get through this period with our new programs successfully launching and the Enterprise being better equipped to grow and prosper in 2002 and beyond."
         Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for the automotive manufacturers, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, Kia, Hyundai, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.
         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates, and other risks detailed from time to time in the company's Securities and Exchange Commission filings.



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                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                     Three Months Ended                 Six Months Ended
                                                          June 30,                          June 30,
                                               ------------------------------   ---------------------------------
                                                   2001              2000             2001              2000
                                               -------------    -------------   ---------------    --------------
Revenues                                         $ 642,407        $ 681,020        $1,270,783        $1,366,384

Cost of sales                                      557,146          566,649         1,106,251         1,140,291
                                               -------------    -------------    --------------    --------------
  Gross profit                                      85,261          114,371           164,532           226,093

Selling, general and administrative
expenses                                            35,020           33,431            70,319            68,087


Amortization expense                                 6,130            5,118            12,208            10,217
                                               -------------    -------------    --------------    --------------
  Operating income                                  44,111           75,822            82,005           147,789

Interest expense, net                               20,121           13,534            39,843            26,731
                                               -------------    -------------    --------------    --------------
  Income before provision for income
taxes                                               23,990           62,288            42,162           121,058

Provision for income taxes                           9,444           24,916            16,472            48,424
                                               -------------    -------------    --------------    --------------
  Income before equity in earnings of
joint ventures and minority interest                14,546           37,372            25,690            72,634

Equity in earnings of joint ventures
                                                     4,790            4,540             9,171             9,020

Minority interest - dividends on trust
preferred securities, net                           (2,664)          (2,619)           (5,328)           (5,238)
                                               -------------    -------------    --------------    --------------
Net income                                       $  16,672        $  39,293        $   29,533        $   76,416
                                               =============    =============    ==============    ==============

Basic earnings per common share                  $    0.38        $    0.83        $     0.67      $       1.62
                                               =============    =============    ==============    ==============
Basic shares outstanding                            44,416           47,250            44,263            47,107
                                               =============    =============    ==============    ==============

Diluted earnings per common share                $    0.35        $    0.68        $     0.63      $       1.32
                                               =============    =============    ==============    ==============
Diluted shares outstanding                          60,816           64,359             60,737           64,143
                                               =============    =============    ==============    ==============

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                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                           June 30,         December 31,
                             Assets                                          2001              2000
------------------------------------------------------------------     ---------------     -------------
                                                                         (unaudited)
Current assets:
       Cash and cash equivalents                                          $   11,185         $    3,373
       Accounts receivable                                                   295,892            278,707
       Subordinated interest in accounts receivable
                                                                              28,336                  -
       Inventories                                                           100,392            132,478
       Prepaid tooling and other                                             211,144            222,119
                                                                       --------------      -------------
             Total current assets                                            646,949            636,677
                                                                       --------------      -------------

Property, plant and equipment, net                                         1,149,877          1,111,780
Investments in joint ventures                                                306,525            267,217
Goodwill and other assets, net                                               854,715            877,073
                                                                       --------------      -------------
                                                                          $2,958,066         $2,892,747
                                                                       ==============      =============

            Liabilities and Stockholders' Investment
------------------------------------------------------------------

Current liabilities:
       Current maturities of long-term debt and capital lease
       obligations                                                        $  152,816         $  149,066
       Accounts payable                                                      360,896            248,389
       Accrued liabilities                                                   267,037            175,219
                                                                       --------------      -------------
             Total current liabilities                                       780,749            572,674
                                                                       --------------      -------------

Long-term debt, net of current maturities                                    768,891            933,442
Obligations under capital leases, net of current maturities
                                                                               6,016              8,458
Convertible subordinated notes                                               200,000            200,000
Deferred income taxes                                                         38,120             33,884
Other noncurrent liabilities                                                 181,940            185,444
                                                                       --------------      -------------
          Total noncurrent liabilities                                     1,194,967          1,361,228
                                                                       --------------      -------------

Mandatorily redeemable trust convertible preferred securities
                                                                             258,750            258,750

Stockholders' investment:
       Preferred stock                                                             -                  -
       Common stock                                                              481                476
       Additional paid-in capital                                            453,440            450,455
       Retained earnings                                                     337,489            307,956
       Deferred income stock plan                                            (10,219)            (8,942)
       Accumulated other comprehensive loss                                  (17,413)            (9,672)
       Treasury stock, at cost                                               (40,178)           (40,178)
                                                                       --------------      -------------
             Total stockholders' investment                                  723,600            700,095
                                                                       --------------      -------------
                                                                          $2,958,066         $2,892,747
                                                                       ==============      =============

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                             TOWER AUTOMOTIVE, INC.



Date:  July 23, 2001         By:/s/ Anthony A. Barone
                               ------------------------------------------------
                             Name:  Anthony A. Barone
                             Title:  Vice President and Chief Financial Officer
                             (Principal Accounting and Financial Officer)